UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Urgent! – Your Janus Henderson mutual fund.

Dear Valued Shareholder:

On behalf of your Janus Henderson mutual fund, we’ve been trying to reach you regarding the joint Special Meeting of Shareholders. According to our most recent records, we have not received your vote, and with the meeting just days away, we strongly urge you to act now.

For more information, you may also view the following video featuring an important message from Ali Dibadj, CEO of Janus Henderson Investors: https://bcove.video/4n5BvAA

The Board of Trustees of your fund unanimously recommends that all Shareholders vote “FOR” all proposals.

Your vote is very important, please vote today!

Simply use one of the following methods to promptly provide your voting instructions:

1.

Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-2338 between the hours of 9:00am -10:00pm EST, Monday through Friday and 10:00am – 6:00pm EST Saturday and Sunday.

2.	Vote Online – Follow the online instructions included in the email.

Should you want to review the meeting agenda please visit Janus Investment Fund, SEC Filings.

We urge you to vote before May 18, 2026 - Please Vote Today!

Operations – Retail Engagement	1